SUB ITEM 77I



MFS Emerging Markets Debt Fund, a series of MFS Series Trust X, established new classes of shares (Class R1 Shares, Class R2 Shares, Class R3 Shares, and
Class R4 Shares) as described in the prospectus contained in Post Effective Amendment No. 68 to the Registration Statement (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on November 26, 2008, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.